Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES DILUTED EARNINGS PER SHARE OF $0.43 FOR THE FIRST QUARTER OF 2016

NORWICH, NY (April 25, 2016) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported net income for the first quarter of 2016 of $18.9 million, up from $18.2 million for the prior year.  Diluted earnings per share for the three months ended March 31, 2016 was $0.43, up from $0.41 for the prior year.

2016 First Quarter Highlights:

•	First quarter loan growth of 5.8% (annualized)

•	Average demand deposits up 11.3% from the first quarter of 2015

•	Net interest income up 3.9% from the first quarter of 2015

•	Positive trends continue for asset quality indicators:
o	Past due loans to total loans improved to 0.50% at March 31, 2016 from 0.62% at December 31, 2015
o	Annualized net charge-offs to average loans improved to 0.33% for the first quarter of 2016 from 0.38% for the full year of 2015

“Our first quarter 2016 results demonstrate our strong financial performance and sustained favorable trends in organic loan and deposit growth and asset quality indicators,” said NBT President and CEO Martin Dietrich. “As NBT continues to grow and respond to our changing business environment, we remain deeply rooted in our core values, including superior customer service, continuous improvement, community involvement and teamwork. We also continue to focus on cultivating long-term value for our shareholders through our investments in our people, technology and business strategies.”

Net interest income was $64.6 million for the first quarter of 2016, up $1.1 million from the previous quarter, and up $2.4 million from the first quarter of 2015.  Fully taxable equivalent (“FTE”) net interest margin was 3.47% for the three months ended March 31, 2016, up from 3.42% for the previous quarter and down from 3.60% for the first quarter of 2015.  The increase from the previous quarter was driven by an increase in yields on earning assets, partially offset by slightly higher costs of interest bearing liabilities.  Average interest earning assets were up $127.1 million, or 1.7%, for the first quarter of 2016 as compared to the prior quarter.  This increase was driven primarily by a $117.8 million increase in average securities available for sale from the fourth quarter of 2015 to the first quarter of 2016.  Yields on earning assets increased by 5 basis points from 3.70% during the fourth quarter of 2015 to 3.75% for the first quarter of 2016.  This increase was driven by an 8 basis-point increase in loan yields from the fourth quarter of 2015 to the first quarter of 2016.  The increase in average earning assets and yields on earning assets in the first quarter of 2016 resulted in a $1.2 million increase in interest income from the fourth quarter of 2015.  Interest expense for the first quarter of 2016 was up $0.1 million from the fourth quarter of 2015 and resulted primarily from a 2.0% increase in average interest bearing liabilities during the first quarter of 2016 as well as a 1 basis-point increase in the rates paid on interest bearing liabilities for the same period.  Interest expense for the first quarter of 2016 was up $0.3 million from the same period in 2015 and resulted primarily from a 5.2% increase in average interest bearing liabilities during the first quarter of 2016 as well as a 1 basis-point increase in the rates paid on interest bearing liabilities as compared to the first quarter of 2015.

Noninterest income for the three months ended March 31, 2016 was $28.4 million, down $4.1 million from the fourth quarter of 2015, and up $1.8 million from the same period in 2015.  The decrease from the prior quarter was primarily driven by a $3.0 million gain in the fourth quarter of 2015 from the sale of an equity investment.  In addition, other noninterest income was down $1.1 million in the first quarter of 2016 as compared with the fourth quarter of 2015 due primarily to a favorable settlement of a prior accrual in the fourth quarter of 2015.  Service charges on deposit accounts were down $0.4 million from the fourth quarter of 2015 to the first quarter of 2016 due to seasonal overdraft charges in the fourth quarter of 2015.  Retirement plan administration fees and trust revenue were both down $0.4 million from the fourth quarter of 2015 primarily due to less favorable market conditions during the first quarter of 2016 compared with the fourth quarter of 2015.  These decreases were partially offset by an $0.8 million increase in insurance and other financial services revenue in the first quarter of 2016 as compared with the prior quarter due to seasonality.  In addition, bank-owned life insurance income was up $0.4 million from the fourth quarter of 2015 due primarily to death benefits received during the first quarter of 2016.

Noninterest expense for the three months ended March 31, 2016 was $58.2 million, down $2.4 million from the previous quarter, and up $0.5 million from the same period in 2015.  The decrease from the prior quarter was due primarily to a $1.1 million decrease in other noninterest expense from the fourth quarter of 2015 to the first quarter of 2016.  This decrease was due to timing of various operating expense items.  In addition, salaries and employee benefits decreased $0.6 million in the first quarter of 2016 as compared with the fourth quarter of 2015 driven by contract termination costs incurred during the fourth quarter of 2015, partially offset by higher retirement plan costs during the first quarter of 2016.

Asset Quality

Net charge-offs were $4.8 million for the three months ended March 31, 2016, down from $7.6 million for the prior quarter, and up from $4.6 million for the same period in 2015.  Provision expense was $6.1 million for the three months ended March 31, 2016, as compared with $5.8 million for the prior quarter, and $3.6 million for the first quarter of 2015.  Provision expense was higher than the previous quarter and the prior year primarily due to loan growth.  Annualized net charge-offs to average loans for the first quarter of 2016 was 0.33%, compared with 0.38% for the full year of 2015 and 0.34% for the first quarter of 2015.

Nonperforming loans to total loans was 0.69% at March 31, 2016, up from 0.64% for the prior quarter, and down from 0.85% at March 31, 2015.  Past due loans as a percentage of total loans were 0.51% at March 31, 2016, down from 0.64% at December 31, 2015, and 0.56% at March 31, 2015.

The allowance for loan losses totaled $64.3 million at March 31, 2016, compared to $63.0 million at December 31, 2015, and $65.4 million at March 31, 2015.  The allowance for loan losses as a percentage of loans was 1.08% (1.18% excluding acquired loans with no related allowance recorded) at March 31, 2016, compared to 1.07% (1.18% excluding acquired loans with no related allowance recorded) at December 31, 2015 and 1.16% (1.29% excluding acquired loans with no related allowance recorded) at March 31, 2015.

Balance Sheet

Total assets were $8.5 billion at March 31, 2016, up $210.3 million, or 2.5% from December 31, 2015.  Loans were $6.0 billion at March 31, 2016, up $84.7 million from December 31, 2015, due to loan growth in the first quarter of 2016.  The increase in loans in the first quarter resulted from growth in the commercial, residential and consumer portfolios.  Consumer loan growth was supplemented with approximately $30 million in loans from LendingClub Corporation as part of the Company’s ongoing relationship which began with the sale of Springstone LLC in the second quarter of 2014.   Total deposits were $6.9 billion at March 31, 2016, up $300.2 million, or 4.5%, from December 31, 2015.  Stockholders’ equity was $881.7 million, representing a total equity-to-total assets ratio of 10.41% at March 31, 2016, compared with $882.0 million or a total equity-to-total assets ratio of 10.67% at December 31, 2015.

Stock Repurchase Program

The Company purchased 675,535 shares of its common stock during the first quarter of 2016 at an average price of $25.45 per share under a previously announced plan.  As of March 31, 2016, there were 277,313 shares available for repurchase under this plan announced on July 27, 2015 and set to expire on December 31, 2016.  On March 28, 2016, the NBT Board of Directors authorized a new program for NBT to repurchase up to an additional 1,000,000 shares of its outstanding common stock.  This plan expires on December 31, 2017.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $8.5 billion at March 31, 2016.  The company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies.  NBT Bank, N.A. has 155 banking locations with offices in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT-Mang Insurance Agency, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtmang.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation.  Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings and equity as well as providing a fully taxable equivalent yield on securities and loans.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry.  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA

(unaudited, dollars in thousands except per share data)

	2016	2015
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Profitability:
Diluted Earnings Per Share	$0.43	$0.43	$0.45	$0.43	$0.41
Weighted Average Diluted Common Shares Outstanding	43,707,489	44,072,049	44,262,426	44,530,123	44,641,913
Return on Average Assets (1)	0.92%	0.93%	0.97%	0.97%	0.94%
Return on Average Equity (1)	8.63%	8.58%	8.97%	8.81%	8.46%
Return on Average Tangible Common Equity (1)(5)	13.17%	13.04%	13.66%	13.47%	13.08%
Net Interest Margin (1)(2)	3.47%	3.42%	3.48%	3.51%	3.60%

Balance Sheet Data:
Securities Available for Sale	$1,259,874	$1,174,544	$1,058,397	$1,129,249	$1,071,654
Securities Held to Maturity	$466,914	$471,031	$470,758	$454,312	$456,773
Net Loans	$5,903,491	$5,820,115	$5,806,129	$5,705,929	$5,557,664
Total Assets	$8,472,964	$8,262,646	$8,178,976	$8,081,892	$7,877,527
Total Deposits	$6,905,042	$6,604,843	$6,600,627	$6,371,479	$6,479,437
Total Borrowings	$579,441	$674,124	$594,163	$743,893	$425,143
Total Liabilities	$7,591,237	$7,380,642	$7,302,760	$7,205,921	$7,000,033
Stockholders’ Equity	$881,727	$882,004	$876,216	$875,971	$877,494

Asset Quality:
Nonaccrual Loans	$38,944	$33,744	$42,524	$42,286	$45,053
90 Days Past Due and Still Accruing	2,185	3,662	3,790	1,994	2,601
Total Nonperforming Loans	41,129	37,406	46,314	44,280	47,654
Other Real Estate Owned	2,716	4,666	4,855	4,649	4,387
Total Nonperforming Assets	43,845	42,072	51,169	48,929	52,041
Allowance for Loan Losses	64,318	63,018	64,859	64,959	65,359

Asset Quality Ratios (Total):
Allowance for Loan Losses to Total Loans	1.08%	1.07%	1.10%	1.13%	1.16%
Total Nonperforming Loans to Total Loans	0.69%	0.64%	0.79%	0.77%	0.85%
Total Nonperforming Assets to Total Assets	0.52%	0.51%	0.63%	0.61%	0.66%
Allowance for Loan Losses to Total Nonperforming Loans	156.38%	168.47%	140.04%	146.70%	137.15%
Past Due Loans to Total Loans	0.50%	0.62%	0.63%	0.61%	0.54%
Net Charge-Offs to Average Loans (1)	0.33%	0.51%	0.35%	0.30%	0.34%

Asset Quality Ratios (Originated) (3):
Allowance for Loan Losses to Loans	1.18%	1.18%	1.21%	1.24%	1.29%
Nonperforming Loans to Loans	0.67%	0.61%	0.63%	0.59%	0.69%
Allowance for Loan Losses to Nonperforming Loans	175.40%	193.00%	192.49%	208.99%	188.68%
Past Due Loans to Loans	0.51%	0.64%	0.67%	0.64%	0.56%

Capital:
Equity to Assets	10.41%	10.67%	10.71%	10.84%	11.14%
Book Value Per Share	$20.57	$20.31	$20.29	$20.05	$19.95
Tangible Book Value Per Share (4)	$13.99	$13.79	$13.80	$13.61	$13.52
Tier 1 Leverage Ratio	9.15%	9.44%	9.34%	9.57%	9.72%
Common Equity Tier 1 Capital Ratio	9.79%	10.20%	10.04%	10.22%	10.46%
Tier 1 Capital Ratio	11.28%	11.73%	11.57%	11.78%	12.05%
Total Risk-Based Capital Ratio	12.29%	12.74%	12.62%	12.84%	13.15%
Common Stock Price (End of Period)	$26.95	$27.88	$26.94	$26.17	$25.06

(1)	Annualized
(2)	Calculated on a Fully Tax Equivalent (“FTE”) basis
(3)	Excludes acquired loans
(4)	Non-GAAP measure - Stockholders’ equity less goodwill and intangible assets divided by common shares outstanding
(5)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2016	2015
	1st Q	4th Q	3rd Q	2nd Q	1st Q

Net Income	$18,891	$19,127	$19,851	$19,281	$18,166
Amortization of intangible assets (net of tax)	670	750	712	725	784
	$19,561	$19,877	$20,563	$20,006	$18,950

Average stockholders’ equity	$880,311	$884,743	$878,305	$878,164	$871,074
Less: average goodwill and other intangibles	282,751	279,904	281,048	282,272	283,508
Average tangible common equity	$597,560	$604,839	$597,257	$595,892	$587,566

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(unaudited, dollars in thousands)

ASSETS	March 31, 2016	December 31, 2015
Cash and due from banks	$139,909	$130,593
Short term interest bearing accounts	15,601	9,704
Securities available for sale, at fair value	1,259,874	1,174,544
Securities held to maturity (fair value of $475,110 and $473,140 at March 31, 2016 and December 31, 2015, respectively)	466,914	471,031
Trading securities	8,905	8,377
Federal Reserve and Federal Home Loan Bank stock	32,262	36,673
Loans	5,967,809	5,883,133
Less allowance for loan losses	64,318	63,018
Net loans	5,903,491	5,820,115
Premises and equipment, net	86,407	88,826
Goodwill	265,957	265,957
Intangible assets, net	16,168	17,265
Bank owned life insurance	161,878	117,044
Other assets	115,598	122,517
TOTAL ASSETS	$8,472,964	$8,262,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand (noninterest bearing)	$2,008,763	$1,998,165
Savings, NOW, and money market	4,007,621	3,697,851
Time	888,658	908,827
Total deposits	6,905,042	6,604,843
Short-term borrowings	347,868	442,481
Long-term debt	130,377	130,447
Junior subordinated debt	101,196	101,196
Other liabilities	106,754	101,675
Total liabilities	7,591,237	7,380,642

Total stockholders’ equity	881,727	882,004

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,472,964	$8,262,646

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2016	2015
Interest, fee and dividend income:
Loans	$61,230	$59,518
Securities available for sale	5,987	4,945
Securities held to maturity	2,288	2,283
Other	449	480
Total interest, fee and dividend income	69,954	67,226
Interest expense:
Deposits	3,597	3,573
Short-term borrowings	328	121
Long-term debt	833	826
Junior subordinated debt	619	540
Total interest expense	5,377	5,060
Net interest income	64,577	62,166
Provision for loan losses	6,098	3,642
Net interest income after provision for loan losses	58,479	58,524
Noninterest income:
Insurance and other financial services revenue	6,946	6,374
Service charges on deposit accounts	3,939	4,072
ATM and debit card fees	4,583	4,248
Retirement plan administration fees	3,754	3,196
Trust	4,376	4,450
Bank owned life insurance income	1,291	1,559
Net securities gains	29	14
Other	3,449	2,621
Total noninterest income	28,367	26,534
Noninterest expense:
Salaries and employee benefits	32,441	30,182
Occupancy	5,491	6,066
Data processing and communications	4,050	4,103
Professional fees and outside services	3,231	3,497
Equipment	3,460	3,249
Office supplies and postage	1,547	1,619
FDIC expenses	1,258	1,198
Advertising	504	719
Amortization of intangible assets	1,096	1,284
Loan collection and other real estate owned	705	872
Other operating	4,441	4,913
Total noninterest expense	58,224	57,702
Income before income taxes	28,622	27,356
Income taxes	9,731	9,190
Net income	$18,891	$18,166
Earnings Per Share:
Basic	$0.44	$0.41
Diluted	$0.43	$0.41

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	2016	2015
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Interest, fee and dividend income:
Loans	$61,230	$60,781	$61,656	$59,873	$59,518
Securities available for sale	5,987	5,204	5,125	5,144	4,945
Securities held to maturity	2,288	2,317	2,318	2,315	2,283
Other	449	469	401	395	480
Total interest, fee and dividend income	69,954	68,771	69,500	67,727	67,226
Interest expense:
Deposits	3,597	3,613	3,554	3,517	3,573
Short-term borrowings	328	222	296	144	121
Long-term debt	833	848	845	836	826
Junior subordinated debt	619	576	560	545	540
Total interest expense	5,377	5,259	5,255	5,042	5,060
Net interest income	64,577	63,512	64,245	62,685	62,166
Provision for loan losses	6,098	5,779	4,966	3,898	3,642
Net interest income after provision for loan losses	58,479	57,733	59,279	58,787	58,524
Noninterest income:
Insurance and other financial services revenue	6,946	6,139	5,862	5,836	6,374
Service charges on deposit accounts	3,939	4,350	4,349	4,285	4,072
ATM and debit card fees	4,583	4,541	4,780	4,679	4,248
Retirement plan administration fees	3,754	4,135	3,249	3,566	3,196
Trust	4,376	4,769	4,611	5,196	4,450
Bank owned life insurance income	1,291	916	931	928	1,559
Net securities gains	29	3,044	3	26	14
Gain on the sale of Springstone investment	-	-	4,179	-	-
Other	3,449	4,577	3,297	3,699	2,621
Total noninterest income	28,367	32,471	31,261	28,215	26,534
Noninterest expense:
Salaries and employee benefits	32,441	33,078	30,227	30,831	30,182
Occupancy	5,491	5,291	5,326	5,412	6,066
Data processing and communications	4,050	3,990	4,207	4,288	4,103
Professional fees and outside services	3,231	3,378	3,137	3,395	3,497
Equipment	3,460	3,491	3,352	3,316	3,249
Office supplies and postage	1,547	1,545	1,576	1,627	1,619
FDIC expenses	1,258	1,312	1,355	1,280	1,198
Advertising	504	780	421	734	719
Amortization of intangible assets	1,096	1,228	1,165	1,187	1,284
Loan collection and other real estate owned	705	1,027	699	22	872
Other operating	4,441	5,499	8,426	5,872	4,913
Total noninterest expense	58,224	60,619	59,891	57,964	57,702
Income before income taxes	28,622	29,585	30,649	29,038	27,356
Income taxes	9,731	10,458	10,798	9,757	9,190
Net income	$18,891	$19,127	$19,851	$19,281	$18,166
Earnings per share:
Basic	$0.44	$0.44	$0.45	$0.44	$0.41
Diluted	$0.43	$0.43	$0.45	$0.43	$0.41

Note:	Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS

(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q1 - 2016		Q4 - 2015		Q3 - 2015		Q2 - 2015		Q1 - 2015
ASSETS:
Short-term interest bearing accounts	$13,639	0.63%	$13,494	0.34%	$8,100	0.32%	$9,854	0.36%	$9,156	0.30%
Securities available for sale (1)(2)	1,188,437	2.06%	1,070,643	1.97%	1,079,206	1.92%	1,067,619	1.98%	1,018,880	2.02%
Securities held to maturity (1)	465,916	2.48%	470,027	2.43%	460,252	2.44%	452,948	2.49%	454,957	2.47%
Investment in FRB and FHLB Banks	33,470	5.14%	32,263	5.63%	37,358	4.19%	31,564	4.90%	30,931	6.20%
Loans (3)	5,884,073	4.20%	5,872,011	4.12%	5,824,311	4.21%	5,688,159	4.24%	5,586,942	4.33%
Total interest earning assets	$7,585,535	3.75%	$7,458,438	3.70%	$7,409,227	3.77%	$7,250,144	3.79%	$7,100,866	3.89%
Other assets	699,194		693,981		690,768		685,523		696,091
Total assets	$8,284,729		$8,152,419		$8,099,995		$7,935,667		$7,796,957

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Money market deposit accounts	$1,653,930	0.22%	$1,626,644	0.22%	$1,557,651	0.22%	$1,598,898	0.20%	$1,544,488	0.21%
NOW deposit accounts	1,051,959	0.05%	1,039,563	0.05%	963,744	0.05%	974,504	0.05%	972,263	0.05%
Savings deposits	1,105,480	0.06%	1,079,757	0.06%	1,085,680	0.06%	1,080,954	0.06%	1,040,031	0.06%
Time deposits	921,754	1.04%	918,875	1.05%	939,542	1.01%	968,714	1.00%	1,014,904	1.00%
Total interest bearing deposits	$4,733,123	0.31%	$4,664,839	0.31%	$4,546,617	0.31%	$4,623,070	0.31%	$4,571,686	0.32%
Short-term borrowings	369,443	0.36%	332,742	0.26%	456,663	0.26%	302,693	0.19%	265,420	0.19%
Long-term debt	130,420	2.57%	130,522	2.58%	130,680	2.56%	130,743	2.56%	130,879	2.56%
Junior subordinated debt	101,196	2.46%	101,196	2.26%	101,196	2.20%	101,196	2.16%	101,196	2.16%
Total interest bearing liabilities	$5,334,182	0.41%	$5,229,299	0.40%	$5,235,156	0.40%	$5,157,702	0.39%	$5,069,181	0.40%
Demand deposits	1,970,315		1,944,820		1,894,555		1,815,705		1,770,703
Other liabilities	99,921		93,557		91,979		84,096		85,999
Stockholders’ equity	880,311		884,743		878,305		878,164		871,074
Total liabilities and stockholders’ equity	$8,284,729		$8,152,419		$8,099,995		$7,935,667		$7,796,957

Interest rate spread		3.34%		3.30%		3.37%		3.40%		3.49%
Net interest margin		3.47%		3.42%		3.48%		3.51%		3.60%

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding
Note:  Interest income for tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%

NBT Bancorp Inc. and Subsidiaries
AVERAGE YEAR-TO-DATE BALANCE SHEETS

(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Three Months ended March 31,	2016			2015
ASSETS:
Short-term interest bearing accounts	$13,639	$21	0.63%	$9,156	$7	0.30%
Securities available for sale (1)(2)	1,188,437	6,090	2.06%	1,018,880	5,084	2.02%
Securities held to maturity (1)	465,916	2,870	2.48%	454,957	2,766	2.47%
Investment in FRB and FHLB Banks	33,470	428	5.14%	30,931	473	6.20%
Loans (3)	5,884,073	61,401	4.20%	5,586,942	59,704	4.33%
Total interest earning assets	$7,585,535	$70,810	3.75%	7,100,866	$68,034	3.89%
Other assets	699,194			696,091
Total assets	$8,284,729			$7,796,957

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Money market deposit accounts	$1,653,930	912	0.22%	$1,544,488	$786	0.21%
NOW deposit accounts	1,051,959	132	0.05%	972,263	123	0.05%
Savings deposits	1,105,480	158	0.06%	1,040,031	162	0.06%
Time deposits	921,754	2,395	1.04%	1,014,904	2,502	1.00%
Total interest bearing deposits	$4,733,123	$3,597	0.31%	$4,571,686	$3,573	0.32%
Short-term borrowings	369,443	328	0.36%	265,420	121	0.19%
Long-term debt	130,420	833	2.57%	130,879	826	2.56%
Junior subordinated debt	101,196	619	2.46%	101,196	540	2.16%
Total interest bearing liabilities	$5,334,182	$5,377	0.41%	$5,069,181	$5,060	0.40%
Demand deposits	1,970,315			1,770,703
Other liabilities	99,921			85,999
Stockholders’ equity	880,311			871,074
Total liabilities and stockholders’ equity	$8,284,729			$7,796,957
Net interest income (FTE)		65,433			62,974
Interest rate spread			3.34%			3.49%
Net interest margin			3.47%			3.60%
Taxable equivalent adjustment		856			808
Net interest income		$64,577			$62,166

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding
Note:  Interest income for tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES

(unaudited, dollars in thousands)

	2016	2015
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Residential real estate mortgages	$1,211,821	$1,196,780	$1,177,195	$1,154,416	$1,125,886
Commercial	1,168,191	1,159,089	1,167,007	1,147,586	1,140,114
Commercial real estate	1,448,920	1,430,618	1,435,378	1,423,489	1,349,940
Consumer	1,620,669	1,568,204	1,549,844	1,495,160	1,452,070
Home equity	518,208	528,442	541,564	550,237	555,013
Total loans	$5,967,809	$5,883,133	$5,870,988	$5,770,888	$5,623,023